EXHIBIT 11



OHIO EDISON COMPANY
CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE


                                        Year Ended December 31,
                                     -----------------------------
                                       1992      1993       1994
                                     --------  --------   --------
                                          (In thousands, except
                                            per share amounts)
EARNINGS
- --------

Income before cumulative effect ..... $276,986  $ 24,523   $303,531
Add:  Tax benefit from employee stock
      ownership plan dividends ......    5,592      -          -
Less: Preferred and preference stock
      dividend requirements .........   23,926    23,707     21,679
                                      --------  --------   --------

Earnings before cumulative effect ...  258,652       816    281,852
Cumulative effect of a change
  in accounting .....................     -       58,201       -
                                      --------  --------   --------
Earnings after cumulative effect .... $258,652  $ 59,017   $281,852
                                      ========  ========   ========

SHARES
- ------

Weighted average number of
  common shares outstanding .........  152,569   152,569    143,237
                                      ========  ========   ========

Earnings per share of Common Stock:

Before cumulative effect of a change
  in accounting .....................    $1.70     $ .01      $1.97
Cumulative effect of a change
  in accounting .....................      -         .38        -
                                         -----     -----      -----

Earnings per share of Common Stock ..    $1.70     $ .39      $1.97
                                         =====     =====      =====

NOTE: These calculations are submitted in accordance with Securities
      Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than 3%.


                       Statement of Differences
                       ------------------------

      Exhibit Number 11, Calculation of fully diluted earnings per common share, is not included in the printed document.